CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-234143, 333-238689, 333-273622, 333-279503 and 333-288400) of DIRTT Environmental Solutions Ltd. of our report dated February 25, 2026 relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants
Calgary, Canada

February 25, 2026